Exhibit 10.29
SENIOR OFFICER PERFORMANCE EQUITY
RESTRICTED SHARE UNIT AGREEMENT
FOR THE FRENCH RSU SUBPLAN
(Fiscal [___year___])

Terms and Conditions
1.Grant of RSUs.
(a)    Accenture plc, as successor to Accenture Ltd (the “Company”) hereby grants the number of restricted share units (“RSUs”) set forth in the Essential Grant Terms (as defined below) to the Participant set forth in the Essential Grant Terms, on the terms and conditions hereinafter set forth. This grant is made pursuant to the terms of the Accenture Ltd 2001 Share Incentive Plan (the “Plan”) as amended by the Subplan for Restricted Share Units in France (the “French RSU Subplan”), which Plan and French RSU Subplan, as amended from time to time, are incorporated herein by reference and made a part of this Restricted Share Unit Agreement. Each RSU represents the unfunded, unsecured right of the Participant to receive a Share on the date(s) specified herein subject to the conditions specified herein. Capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Plan and the French RSU Subplan.
(b)    This grant of RSUs is subject to the Senior Officer Performance Equity Restricted Share Unit Agreement Essential Grant Terms (the “Essential Grant Terms”) attached hereto and the Senior Officer Performance Equity Restricted Share Unit Agreement for the French RSU Subplan Terms and Conditions which together constitute the Senior Officer Performance Equity Restricted Share Unit Agreement (the “Agreement”).
2.    Vesting Schedule.
(a)    Subject to the Participant’s continued employment with the Company or any of its Affiliates (collectively, the “Constituent Companies”), the RSUs shall vest pursuant to the vesting schedule set forth in the Essential Grant Terms (as modified by this Agreement) until such RSUs are 100% vested. Upon the Participant’s termination of employment for any reason, any unvested RSUs shall immediately terminate, and no further Shares shall be issued or transferred under Section 3 of this Agreement in respect of such unvested RSUs; provided, however, that if (i) the Participant’s employment with the Constituent Companies terminates due to the Participant’s death or Disability, the RSUs granted hereunder shall vest with respect to 100% of the RSUs held by the Participant on the date of such termination of employment, or (ii) the Participant’s employment with the Constituent Companies terminates due to an Involuntary Termination, a number of RSUs granted hereunder shall vest on the date of such Involuntary Termination equal to the total number of RSUs granted hereunder multiplied by a fraction, the numerator of which is the whole number of months that have elapsed after the date of grant of this Agreement through the date of such Involuntary Termination and the denominator of which is [___number of months___], less the number (if any) of RSUs which vested before the date of such Involuntary Termination.
(b)    For purposes of this Agreement:
(i)    “Cause” shall have the meaning set forth in Section 3(d) below.
(ii)    “Disability” shall mean a termination which results from a determination of “disability (“constat d’inaptitude”) as that term is defined by French law.

(iii)    “Involuntary Termination” shall mean termination of employment with the Constituent Companies (other than for “Cause”) which is not voluntary and which is acknowledged as being “involuntary” in writing by an authorized officer of the Company.
3.    Form and Timing of Issuance or Transfer.
(a)    In General. The Company shall issue or cause there to be transferred (“Release”) to the Participant that whole number of Shares as set forth in the Essential Grant Terms, until all of the whole Shares underlying the vested RSUs have been issued or transferred; provided that on each such delivery date, a number of RSUs equal to the number of Shares issued or transferred to the Participant shall be extinguished. Shares underlying vested RSUs shall not be Released before the second anniversary of the Award Date, except in cases of Death or Disability.
(b)    Death. Notwithstanding Section 3(a) of this Agreement, if the Participant’s employment with the Constituent Companies terminates due to the Participant’s death, the Company shall at the request of his or her heirs, provided such request is made within six months as from the date of death, issue or cause there to be transferred a number of Shares equal to the aggregate number of RSUs granted to the Participant hereunder (rounded down to the next whole Share) as soon as practicable following such termination of employment, at which time a number of RSUs equal to the number of Shares issued or transferred to his or her estate shall be extinguished.
(c)    Disability. Notwithstanding Section 3(a) of this Agreement, if the Participant’s employment with the Constituent Companies terminates due to the Participant’s Disability, the Company shall issue or cause there to be transferred a number of Shares equal to the aggregate number of RSUs granted to the Participant hereunder (rounded down to the next whole Share) as soon as practicable following such termination of employment, at which time a number of RSUs equal to the number of Shares issued or transferred shall be extinguished.
(d)    Notwithstanding Sections 3(a) and 3(b) and 3(c) of this Agreement, upon the Participant’s termination of employment with the Constituent Companies for Cause or to the extent that the Participant otherwise takes such action that would constitute Cause, to the extent legally permissible, any outstanding RSUs shall immediately terminate. For purposes of this Agreement, “Cause” shall mean “cause” as defined in any employment or consultancy agreement (or similar agreement) or in any letter of appointment then in effect between the Participant and the Company or any Affiliate or if not defined therein (it being the intent that the definition of “Cause” shall include, at a minimum, the acts set forth below), or if there shall be no such agreement, to the extent legally permissible, (a) the Participant’s embezzlement, misappropriation of corporate funds, or other material acts of dishonesty, (b) the Participant’s commission or conviction of any felony, or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor, (c) engagement in any activity that the Participant knows or should know could harm the business or reputation of the Company or an Affiliate, (d) the Participant’s material failure to adhere to the Company’s or an Affiliate’s corporate codes, policies or procedures as in effect from time to time, (e) the Participant’s continued failure to meet minimum performance standards as determined by the Company or an Affiliate, (f) the Participant’s violation of any statutory, contractual, or common law duty or obligation to the Company or an Affiliate, including, without limitation, the duty of loyalty, or (g) the Participant’s material breach of any confidentiality or non-competition covenant entered into between the Participant and the Company or an Affiliate, including, without limitation, the covenants contained in this Agreement. The determination of the existence of Cause shall be made by the Company in good faith, which determination shall be conclusive for purposes of this Agreement.
(e)    Upon any transfer or issuance of Shares underlying RSUs, the Participant shall certify in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of this Agreement, the Plan and the French RSU Subplan.

4.    Cancellation and Rescission of RSUs and Shares Underlying RSUs.
(a)    In the following circumstances, the Company may require the Participant to, to the extent legally permitted, transfer to the Company up to a number of Shares equal to the number of Shares that have been issued or transferred under this Agreement (without regard to whether the Participant continues to own or control such previously delivered Shares) and the Participant shall bear all costs of transfer, including any transfer taxes that may be payable in connection with the transfer:
(i)    the Participant’s employment with the Constituent Companies is terminated for Cause, or
(ii)    the Participant engages in any of the Restricted Activities defined in subsection (b) below.
(b)    The Participant shall not, for a period of twelve months following the termination of the Participant’s employment with the Constituent Companies engage in any Restricted Activities, which for purposes of this Agreement include the following:
(i)    associate (including, but not limited to, association as a sole proprietor, owner, employer, partner, principal, investor, joint venturer, shareholder, associate, employee, member, consultant, contractor or otherwise) with any Competitive Enterprise or any of the affiliates, related entities, successors, or assigns of any Competitive Enterprise; provided, however, that with respect to the equity of any Competitive Enterprise which is or becomes publicly traded, the Participant’s ownership as a passive investor of less than 1% of the outstanding publicly traded stock of a Competitive Enterprise shall not be deemed a violation of this Section 4(b)(i);
(ii)    directly or indirectly (A) solicit, or assist any other individual, person, firm or other entity in soliciting, any Client or Prospective Client for the purpose of performing or providing any Consulting Services; or (B) perform or provide, or assist any other individual, person, firm or other entity in performing or providing, Consulting Services for any Client or Prospective Client; or (C) interfere with or damage (or attempt to interfere with or damage) any relationship and/or agreement between the Company or any Affiliates and a Client or Prospective Client; or
(iii)    directly or indirectly, solicit, employ or retain, or assist any other individual, person, firm or other entity in soliciting, employing or retaining, any employee or other agent of the Company or an Affiliate, including, without limitation, any former employee or other agent of the Company, its Affiliates and/or their predecessors who ceased working for the Company, its Affiliates and/or their predecessors within an eighteen-month period before or after the date on which the Participant’s employment with the Constituent Companies terminated.
(c)    For purposes of this Agreement:
(i)    “Client” shall mean any person, firm, corporation or other organization whatsoever for whom the Company, its Affiliates and/or their predecessors provided services within a twelve-month period before the date on which the Participant’s employment with the Constituent Companies terminated, or about which the Participant learned confidential information within the twelve months prior to the date on which the Participant’s employment with the Constituent Companies terminated.

(ii)    “Competitive Enterprise” shall mean a business enterprise that engages in, or owns or controls a significant interest in any entity that engages in, the performance of services of the type provided by the Company, its Affiliates and/or their predecessors. “Competitive Enterprise” shall include, but not be limited to, the entities set forth on the list maintained by the Company on the myHoldings website, which list may be updated by the Company from time to time.
(iii)    “Consulting Services” shall mean the performance of any services of the type provided by the Company, its Affiliates and/or their predecessors at any time, past, present or future.
(iv)    “Prospective Client” shall mean any person, firm, corporation, or other organization whatsoever with whom the Company, its Affiliates and/or their predecessors have had any negotiations or discussions regarding the possible performance of services by the Company or any of its Affiliates or any of their predecessors within the twelve months prior to the date of the Participant’s termination of employment with the Constituent Companies.
(v)    “solicit” shall mean to have any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, to take or refrain from taking any action.
(d)    If during the twelve month period following the termination of the Participant’s employment with the Constituent Companies, the Participant is presented with an opportunity that might involve participation in any Restricted Activity under Section 4(b)(i) above, Participant shall notify the Company in writing of the nature of the opportunity (the “Conflicting Activity”). Following receipt of sufficient information concerning the Conflicting Activity, the Company will advise Participant in writing whether the Company considers the Participant’s RSUs to be subject to Section 4(a)(ii) above. The Company retains sole discretion to determine whether Participant’s RSUs are subject to Section 4(a)(ii) and to alter its determination should additional or different facts become known to the Company.
5.    No Right to Continued Employment. Neither the Plan nor the French RSU Subplan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss the Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, the French RSU Subplan or this Agreement, except as otherwise expressly provided herein.
6.    Data Protection. The Participant consents to the processing (including international transfer) of personal data as set out in Appendix A for the purposes specified therein
7.    Issuance of the shares. As a condition to the issuance or transfer of the Shares underlying the RSUs granted hereunder, the Participant shall, to the degree reasonably required by the Company, execute and return to the Company a counterpart of this Agreement in accordance with the instructions provided by the Company.
8.    No Acquired Rights. In participating in the French RSU Subplan, the Participant acknowledges and accepts that the Board has the power to amend or terminate the French RSU Subplan at any time except that a modification which could impact on the participants rights or entitlements would be subject to French requirements, and that the opportunity given to the Participant to participate in the French RSU Subplan is entirely at the discretion of the Committee and does not obligate the Company or any of its Affiliates to offer such participation in the future (whether on the same or different terms). The Participant further acknowledges and accepts that such Participant’s participation in the French RSU Subplan is outside the terms of the Participant’s contract of employment with the Constituent Companies and is therefore not to be considered part of any normal or expected compensation and that the termination of the Participant’s employment under any circumstances whatsoever will give the Participant no claim or right of action against the Company or its Affiliates in respect of any loss of rights under this Agreement or the French RSU Subplan that may arise as a result of such termination of employment.

9.    No Rights of a Shareholder. The Participant shall not have any rights as a shareholder of the Company until the Shares in question have been registered in the Company’s register of shareholders.
10.    Legend on Certificates. Any Shares issued or transferred to the Participant pursuant to Section 3 of this Agreement shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan and the French RSU Subplan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, any applicable Federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Participant or to ensure compliance with any additional transfer restrictions that may be in effect from time to time, and the Committee may cause a legend or legends to be put on any certificates representing such Shares to make appropriate reference to such restrictions.
11.    Transferability Restrictions – RSUs/Underlying Shares.
(a)    RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 11 shall be void and unenforceable against the Company and any applicable Constituent Company.
(b)    Except in the event of Death, Disability and any further specific provision set out in the French Commercial Code with respect to a minimum holding period, from and after the definitive date of their Release, none of the Shares issued pursuant hereto may be transferred or disposed of in any fashion for a period of two years.
(c)    In addition, no Shares issued pursuant hereto may be transferred or disposed of within the periods as set forth in Article L. 225-197-1, I of the French Commercial Code, as the same may be amended, modified or replaced while the Participant holds such Shares. Such periods are initially:
(i)    the ten trading days on the New York Stock Exchange (or such other principle exchange on which the Shares may then be traded) (“Trading Days”) preceding and the ten Trading Days following the date on which the Company’s consolidated financial statements or, if no such financial statements are published, the annual accounts, are published; and
(ii)    at all times management of the Company is aware of non-public information, which, if published, might have a significant effect on the price of the Shares, and the ten Trading Days following the publication of such information.
(d)    Any Shares issued or transferred to the Participant shall be subject to compliance by the Participant with such policies as the Committee or the Company may deem advisable from time to time, including, without limitation, the policies relating to certain minimum share ownership requirements. Such policies shall be binding upon the permitted respective legatees, legal representatives, successors and assigns of the Participant. The Company shall give notice of any such additional or modified terms and restrictions applicable to Shares delivered or deliverable under the Agreement to the holder of the RSUs and/or the Shares so delivered, as appropriate, pursuant to the provisions of Section 12 or, if a valid address does not appear to exist in the personnel records, to the last address known by the Company of such holder. Notice of any such changes may be provided electronically, including, without limitation, by publication of such changes to a central website to which any holder of the RSUs or Shares issued therefrom has access.
(e)     [Reserved.]
(f)    The Company may take such action(s) as it, in its sole discretion, deems necessary, desirable or appropriate to prevent the sale or transfer of Shares during the periods referenced in this Section 11.
(g)    The Participant acknowledges that he/she is solely responsible for, and represents and warrants that he or she will at all times, comply with the restrictions on disposition and transfer of Shares contained in this Section 11. Participant further acknowledges that neither the Company nor any Constituent Companies shall be liable or responsible in the event the Participant does not receive any tax benefits or treatment that may be desired in connection with such restrictions, whether as a result of Participant’s failure to comply with such restrictions or otherwise.
12.    Notices. Any notice to be given under this Agreement shall be addressed to the Company in care of its General Counsel at:
Accenture
50 W. San Fernando Street
San Jose, CA 95113
Telecopy: (408)817-2799
Attn: General Counsel
(or, if different, the then current principal business address of the duly appointed General Counsel of the Company) and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
13.    Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any compensation or other amount otherwise payable to the Participant, applicable withholding taxes and social security contributions required to be withheld with respect to the RSUs, this Agreement or any issuance or transfer under this Agreement or under the French RSU Subplan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes and social security contributions.
14.    Choice of Law and Dispute Resolution
(a)    THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
(b)    Subject to paragraphs (c) through (g), any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance and/or termination of this Agreement and any amendment thereto (including without limitation the validity, scope and enforceability of this arbitration provision) (each a “Dispute”) shall be finally settled by arbitration conducted by a single arbitrator in New York (or at such other place of arbitration as the Compensation Committee of the Board of Directors of the Company, acting as Plan Administrator, or any successor plan administrator, may approve) in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce (“ICC”), except that the parties may select an arbitrator who is a national of the same country as one of the parties. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the ICC shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language.
(c)    Before the Company has filed a request for arbitration or a response under the Rules of Arbitration of the ICC (as the case may be), the Company may by notice in writing to the Participant require that all Disputes or a specific Dispute be heard by any court of law in accordance with paragraph (f) and, for the purposes of this paragraph (c), each party expressly consents to the application of paragraphs (d) and (e) to any such suit, action or proceeding. If, at the time that the Company gives notice in accordance with this paragraph (c), arbitration has already been commenced in connection with a Dispute, that Dispute shall be withdrawn from arbitration.

(d)    Either party may bring an action or proceeding in any court of law for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and/or in support of the arbitration as permitted by any applicable arbitration law and, for the purposes of this paragraph (d), each party expressly consents to the application of paragraphs (f) and (g) to any such suit, action or proceeding.
(e)    Judgment on any award(s) rendered by the tribunal may be entered in any court having jurisdiction thereof.
(f)    (i)     Each party hereby irrevocably submits to the non-exclusive jurisdiction of the Courts located in New York, United States for the purpose of any suit, action or proceeding brought in accordance with the provisions of paragraphs (d) or (e). The parties acknowledge that the forum designated by this paragraph (f) has a reasonable relation to this Agreement, and to the parties’ relationship with one another.
(ii)    The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any suit, action or proceeding brought in any court referred to in paragraph (f) (i) pursuant to paragraphs (d) or (e) and such parties agree not to plead or claim the same.
(g)    The parties agree that if a suit, action or proceeding is brought under paragraphs (d) or (e) proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and they irrevocably appoint the General Counsel of the Company, c/o Accenture, 50 W. San Fernando Street, San Jose, CA, 95113 (or, if different, the then-current principal business address of the duly appointed General Counsel of the Company) as such party’s agent for service of process in connection with any such action or proceeding and agree that service of process upon such agent, who shall promptly advise such party of any such service of process, shall be deemed in every respect effective service of process upon the party in any such action or proceeding.
15.    RSUs Subject to Plan and the French RSU Subplan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and the French RSU Subplan. All RSUs are subject to the Plan and the French RSU Subplan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan and the French RSU Subplan, the applicable terms and provisions of the French RSU Subplan will govern and prevail.
16.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
17.    Administration; Consent. In order to manage compliance with the terms of this Agreement, Shares delivered pursuant to the Agreement may, at the sole discretion of the Company, be registered in the name of the nominee for the holder of the Shares and/or held in the custody of a custodian until otherwise determined by the Company. To that end, by acceptance of this Agreement, the holder hereby appoints the Company, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact to assign, endorse and register for transfer into such nominee’s name or deliver to such custodian any such Shares, granting to such attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever that such attorney or attorneys may deem necessary, advisable or appropriate to carry out fully the intent of this paragraph as such person might or could do personally. It is understood and agreed by each holder of the Shares delivered under the Agreement that this appointment, empowerment and authorization may be exercised by the aforementioned persons with respect to all Shares delivered pursuant to the Agreement of such holder, and held of record by another person or entity, for the period beginning on the date hereof and ending on the later of the date the Agreement is terminated and the date that is ten years following the last date Shares are delivered pursuant to this Agreement. The form of the custody agreement and the identity of the custodian and/or nominee shall be as determined from time to time by the Company in its sole discretion. A holder of Shares delivered pursuant to the Agreement acknowledges and agrees that the Company may refuse to register the transfer of and enter stop transfer orders against the transfer of such Shares except for transfers deemed by it in its sole discretion to be in compliance with the terms of this Agreement. Each holder of Shares delivered pursuant to the Agreement agrees to execute such additional documents and take such other actions as may be deemed reasonably necessary or desirable by the Company to effect the provisions of the Agreement, as in effect from time to time. Each holder of Shares delivered pursuant to the Agreement acknowledges and agrees that the Company may impose a legend on any document relating to or Shares issued or issuable pursuant to this Agreement conspicuously referencing the restrictions applicable to such Shares.
18.    Severability. This Agreement shall be enforceable to the fullest extent allowed by law. In the event that the court or appointed arbitrator holds any provision of this Agreement to be invalid or unenforceable, then, if allowed by law, that provision shall be reduced, modified or otherwise conformed to the relevant law, judgment or determination to the degree necessary to render it valid and enforceable without affecting the rest of this Agreement. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be deemed severable from the remainder of this Agreement, and the remaining provisions contained in this Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
19.    Entire Agreement. This Agreement, including the Plan and French RSU Subplan, as provided therein, contains the entire agreement between the parties with respect to the subject matter therein and supersedes all prior oral and written agreements between the parties pertaining to such matters.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Date of Grant set forth on the attached Essential Grant Terms.
ACCENTURE PLC
By:
Douglas G. Scrivner
General Counsel, Secretary and Compliance Officer

PARTICIPANT
_______________________________
Signature

_______________________________
Print Name

_______________________________
Date

_______________________________
Employee ID

APPENDIX A
DATA PROTECTION PROVISION

(a)
By participating in the French RSU Subplan or accepting any rights granted under it, the Participant consents to the collection and processing by the Company and its Affiliates of personal data relating to the Participant by the Company and its Affiliates so that they can fulfill their obligations and exercise their rights under the French RSU Subplan, issue certificates (if any), statements and communications relating to the French RSU Subplan and generally administer and manage the French RSU Subplan, including keeping records of participation levels from time to time. Any such processing shall be in accordance with the purposes and provisions of this data protection provision. References in this provision to the Company and its Affiliates include the Participant’s employer.

These data will include data:
(i)    already held in the Participant’s records such as the Participant’s name and address, ID number, payroll number, length of service and whether the Participant works full-time or part time;
(ii)    collected upon the Participant accepting the rights granted under the French RSU Subplan (if applicable); and
(iii)    subsequently collected by the Company or any of its Affiliates in relation to the Participant’s continued participation in the French RSU Subplan, for example, data about shares offered or received, purchased or sold under the French RSU Subplan from time to time and other appropriate financial and other data about the Participant and his or her participation in the French RSU Subplan (e.g., the date on which the shares were granted, termination of employment and the reasons of termination of employment or retirement of the Participant).

(b)	This consent is in addition to and does not affect any previous consent provided by the Participant to the Company or its Affiliates.

(c)
In particular, the Participant expressly consents to the transfer of personal data about the Participant as described in paragraph (a) above by the Company and its Affiliates. Data may be transferred not only within the country in which the Participant is based from time to time or within the EU or the European Economic Area, but also worldwide, to other employees and officers of the Company and its Affiliates and to the following third parties for the purposes described in paragraph (a) above:

(i)    French RSU Subplan administrators, auditors, brokers, agents and contractors of, and third party service providers to, the Company or its Affiliates such as printers and mail houses engaged to print or distribute notices or communications about the French RSU Subplan;
(ii)    regulators, tax authorities, stock or security exchanges and other supervisory, regulatory, governmental or public bodies as required by law;
(iii)    actual or proposed merger partners or proposed assignees of, or those taking or proposing to take security over, the business or assets of the Company or its Affiliates and their agents and contractors;
(iv)    other third parties to whom the Company or its Affiliates may need to communicate/transfer the data in connection with the administration of the French RSU Subplan, under a duty of confidentiality to the Company and its Affiliates; and
(v)    the Participant’s family members, physicians, heirs, legatees and others associated with the Participant in connection with the French RSU Subplan.

Not all countries, where the personal data may be transferred to, have an equal level of data protection as in the EU or the European Economic Area. Countries to which data are transferred include the USA.
All national and international transfer of personal data is only done in order to fulfill the obligations and rights of the Company and/or its Affiliates under the French RSU Subplan.
The Participant has the right to be informed whether the Company or its Affiliates hold personal data about the Participant and, to the extent they do so, to have access to those personal data at no charge and require them to be corrected if they are inaccurate or to be destroyed if the Participant wishes to withdraw his or her consent. The Participant is entitled to all the other rights provided for by applicable data protection law, including those detailed in any applicable documentation or guidelines provided to the Participant by the Company or its Affiliates in the past. More detailed information is available to the Participant by contacting the appropriate local data protection officer in the country in which the Participant is based from time to time. If the Participant has a complaint regarding the manner in which personal information relating to the Participant is dealt with, the Participant should contact the appropriate local data protection officer referred to above.

(d)
The processing (including transfer) of data described above is essential for the administration and operation of the French RSU Subplan. Therefore, in cases where the Participant wishes to participate in the French RSU Subplan, it is essential that his/her personal data are processed in the manner described above. At any time the Participant may withdraw his or her consent.